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                     Daimler-Benz Auto Grantor Trust 1995-A
                            Monthly Servicing Report
                   Servicer: Mercedes-Benz Credit Corporation
                             Trustee: Citibank, N.A.



Collection Period: August 1998
Distribution Date: 9/15/98



Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                            Per $1,000 of Original
                                                                                                                 Class A/Class B
                                                                                                               Certificate Amount
                                                                                                              ----------------------
   (i) Principal Distribution
         Class A Amount                                                                    $   7,053,096.26             $  12.370489
         Class B Amount                                                                    $     371,215.59             $  12.370489

  (ii) Interest Distribution
         Class A Amount                                                                    $     404,800.41             $   0.709983
         Class B Amount                                                                    $      21,305.28             $   0.709983

 (iii) Amount of Distribution allocable to the Yield Supplement Amount                     $       3,737.85
                                                                                           ----------------
         Class A Amount                                                                    $       3,550.96
         Class B Amount                                                                    $         186.89

       Amount of Distribution allocable to the (Excess) Shortfall Amount                   $      13,648.66
                                                                                           ----------------
         Class A Percentage                                                                $      12,966.23
         Class B Percentage                                                                $         682.43

  (iv) Monthly Servicing Fee                                                               $      72,838.58             $   0.121365
                                                                                           ----------------
       Monthly Supplemental Servicing Fee                                                  $           0.00             $   0.000000
       Class A Percentage of the Servicing Fee                                             $      69,196.65             $   0.121365
       Class A Percentage of the Supplemental Servicing Fee                                $           0.00             $   0.000000
       Class B Percentage of the Servicing Fee                                             $       3,641.93             $   0.121365
       Class B Percentage of the Supplemental Servicing Fee                                $           0.00

   (v) Class A Principal Balance (end of Collection Period)                                $  75,982,886.18
       Class A Pool Factor (end of Collection Period)                                             13.326706%
       Class B Principal Balance (end of Collection Period)                                $   3,999,099.27
       Class B Pool Factor (end of Collection Period)                                             13.326706%

  (vi) Pool Balance (end of Collection Period)                                             $  79,981,985.45

 (vii) Class A Interest Carryover Shortfall                                                $           0.00
       Class A Principal Carryover Shortfall                                               $           0.00
       Class B Interest Carryover Shortfall                                                $           0.00
       Class B Principal Carryover Shortfall                                               $           0.00

(viii) Amount Otherwise Distributable to the Seller that is Distributed to
       Either the Class A or Class B Certificateholders                                    $           0.00             $   0.000000


  (ix) Balance of the Reserve Fund Property (end of Collection Period)
            Class A Amount                                                                 $   6,001,631.84
            Class B Amount                                                                 $           0.00

   (x) Aggregate Purchase Amount of Receivables repurchased by the Seller or the Servicer  $           0.00
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